UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01     Entry into a Material Definitive Agreement

Underwriting Agreement

On February 11, 2021, Diffusion Pharmaceuticals Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) to issue and sell, in an underwritten, firm-commitment public offering (the “Offering”), 29,268,294 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The offering price to the public in the Offering was $1.025 per share of Common Stock and Wainwright agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $0.943 per share, representing an underwriting discount of eight percent (8.0%).  In addition, the Company also agreed in the Underwriting Agreement to reimburse Wainwright in the amounts of up to $100,000 for legal fees and expenses, up to $50,000 for non-accountable expenses, and up to $15,950 for clearing fees, in each case, related to the Offering, as well as to pay Wainwright a management fee equal to one percent (1.0%) of the aggregate gross proceeds received by the Company in the Offering. Pursuant to the Underwriting Agreement, the Company also granted Wainwright an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 4,390,244 shares of Common Stock (the “Option Shares”). On February 17, 2021, Wainwright exercised the option in full.

The Company estimates that the aggregate net proceeds from the Offering, including the option exercise, will be approximately $31.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The initial closing of the Offering occurred on February 17, 2021, and the closing of the Offering with respect to the Option Shares occurred on February 18, 2021. Wainwright acted as the sole book-running manager for the Offering.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, indemnification obligations of the Company and Wainwright, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), customary closing conditions, certain other obligations of the parties, and termination provisions. The Underwriting Agreement also provides for a prohibition on the disposition of Company securities by the Company and its directors and executive officers, for a period of 90 days after the closing date of the offering pursuant to the Underwriting Agreement, subject to certain exceptions.

A copy of the opinion of Dechert LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report.

Underwriter Warrants

Pursuant to the Underwriting Agreement, the Company issued warrants (the “Underwriter Warrants”) to Wainwright (in its capacity as the underwriter of the Offering) or its designees to purchase shares of Common Stock in an amount equal to 5.0% of the aggregate number of shares sold in the Offering, or 1,682,927 shares of Common Stock in the aggregate), at an exercise price of $1.28125 per share. The warrants have a term of five years, and expire on February 11, 2026.

The shares of Common Stock sold in the Offering and the Underwriter Warrants have been issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-249057) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission.

The foregoing descriptions of the Underwriting Agreement and the Underwriter Warrants and are not complete, and the descriptions are qualified in their entirety by reference to the full text of the Underwriting Agreement and Form of Underwriter Warrant, respectively, copies of which are filed as Exhibits 1.1 and 4.1 to this Current Report, respectively, and are incorporated herein by reference. The representations, warranties, covenants, and other terms contained in the Underwriting Agreement and Underwriter Warrants were made only for purposes of such agreements, were made as of specific dates, were made solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the parties thereto, and may be subject to a contractual standard of materiality different from those generally applicable under securities laws. Accordingly, the representations, warranties, covenants, and other terms contained in such agreements should not be relied upon as disclosures regarding any facts and circumstances relating to the Company or as characterizations of the actual condition of the Company. Moreover, information concerning the subject matter of such representations, warranties, covenants, and other terms may change after the date of the applicable agreement.

Item 8.01      Other Information.

On February 11, 2021, the Company issued press releases announcing the Offering and the upsizing of the Offering, on February 17, 2021, the Company issued a press release announcing the closing of the Offering and on February 18, 2021, the Company announced the exercise in full of the Underwriter's option to purchase additional shares. Copies of these press releases are attached as Exhibits 99.1, 99.2, 99.3, and 99.4 hereto, respectively, and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Amended & Restated Underwriting Agreement, dated February 11, 2021, by and between Diffusion Pharmaceuticals Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Underwriter Warrant

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release, issued February 11, 2021, announcing Offering

99.2	Press Release, issued February 11, 2021, announcing upsizing of Offering

99.3	Press Release, issued February 17, 2021, announcing closing of Offering

99.4	Press Release, issued February 18, 2021, announcing the exercise in full of the Underwriter's option to purchase additional shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2021	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
Name: William Elder
Title: General Counsel